UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2006

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 18, 2006, Taylor Capital Group, Inc. (the “Registrant”) issued a press release setting forth the Registrant’s financial results for the three month period ended March 31, 2006. A copy of the Registrant’s press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 2.02 of this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) None.

(b) None.

(c) Exhibits

99.1	Quarterly earnings release dated April 18, 2006.

Management uses certain non-GAAP (generally accepted accounting principles) financial measures and ratios to evaluate the Company’s performance. Specifically, management reviews net interest income on a taxable equivalent basis. In this non-GAAP financial measure, interest income and net interest income are adjusted to reflect tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35%. This assumed rate may differ from the Company’s actual effective income tax rate. In addition, the earning assets yield, net interest margin and the net interest rate spread are adjusted to a fully taxable equivalent basis. Management believes that these measures and ratios present a more accurate view of the performance of interest-earning assets and ensure comparability of net interest income regardless of the mix of taxable and tax-exempt instruments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2006

TAYLOR CAPITAL GROUP, INC.

By:	/s/ DANIEL C. STEVENS
Daniel C. Stevens
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibits
99.1	Press Release of Registrant dated April 18, 2006.